CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

EXHIBIT 10.01

INVESTMENT MANAGEMENT AGREEMENT

THIS INVESTMENT MANAGEMENT AGREEMENT (this “Agreement”) is made with effect from the 30th day of August, 2013, by and among RJO Global Trust a series trust organized under the laws of the State of Delaware (the “RJO Global Trust”), R.J. O’Brien Fund Management LLC, a limited liability company organized under the laws of the State of Delaware and the managing owner of the RJO Global Trust (the “Managing Owner”) and RPM Risk & Portfolio Management Aktiebolag, a limited liability company organized under the laws of Sweden (the “Investment Manager”).

WHEREAS, capitalized terms herein are used as defined in Section 23;

WHEREAS, the RJO Global Trust invests in one or more series within OASIS LLC, a limited liability company organized under the laws of the State of Delaware (each series, an “OASIS Series”) and, which will in turn invest in various Master Funds;

WHEREAS, each Master Fund is managed by a different third-party professional commodity trading advisor (“Trading Advisor”), and, collectively, the Trading Advisors implement a wide range of trading strategies and trade entirely independently from each other; and

WHEREAS, the parties hereto desire to enter into this Agreement setting forth the terms on which the Investment Manager will perform certain investment management services for the RJO Global Trust.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Appointment of the Investment Manager.

The RJO Global Trust and the Managing Member hereby appoint the Investment Manager as the trading manager of the RJO Global Trust to invest the assets of the RJO Global Trust with the Trading Advisors each of which shall be accessed through a separate NewCo Series and the Investment Manager hereby accepts such appointment on the terms set forth herein.

2.	Power and Authority of the Investment Manager.

(a) The Investment Manager shall, commencing on the date hereof, have sole and exclusive authority and responsibility for directing the allocation and reallocation of the RJO Global Trust’s capital to and among the Master Funds in accordance with the Investment Manager’s best judgment and in a manner consistent with the Investment Manager’s approach to Trading Advisor selection described in the Disclosure Document, as such approach may be refined and modified from time to time, and is expressly authorized, as attorney-in-fact, to execute any and all documents or instruments, for or on behalf of, and in the name of the RJO Global Trust, necessary or appropriate in connection therewith, including, but not limited to, any subscription agreement or redemption or withdrawal request[, any trading advisor agreement] or any proxy or consent sought from the NewCo Series.

CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

(b)  In managing the capital of the RJO Global Trust as contemplated herein and in the Disclosure Document, it is understood and agreed that the Investment Manager is in no respect making any guaranty to the RJO Global Trust of profits or of protection against loss. All investments made by the RJO Global Trust through a NewCo Series shall be for the account and risk of the RJO Global Trust, and the Investment Manager shall not incur liability for any losses resulting therefrom, except as otherwise expressly provided herein.

(c) The Investment Manager, shall have the sole and exclusive authority and responsibility with regard to the investment, maintenance and management of capital invested in any cash (or other) account, provided that any such investment shall be consistent with the governing documents of the RJO Global Trust, the US Commodity Exchange Act, as amended, and applicable US Commodity Futures Trading Commission regulations.

(d) The Investment Manager shall only be required to devote such business time and resources to its obligations hereunder as the Investment Manager may deem necessary or advisable for the discharge of such obligations.

3.	Other Activities.

(a) Except to the extent contemplated by Section 2(d), nothing herein shall be deemed to limit or restrict the right of the Investment Manager or its Affiliates to engage in, or to devote time and attention to the management of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other Person.  The RJO Global Trust shall not be entitled to any of the profits from these other entities or activities.

(b) The principles of the doctrine of “corporate opportunity,” any analogous doctrine under applicable law or other similar rights or claims shall not apply to the Investment Manager’s or its Affiliates’ dealings with the RJO Global Trust.

4.	Administration.

(a) The RJO Global Trust has selected NAV Consulting Inc. to serve as its administrator.  The Administrator (including any successor administrator) shall calculate the fees due to the Investment Manager hereunder and shall provide the Investment Manager, by no later than 5:00 p.m. in Chicago, Illinois, on the 10th Business Day of each month, a statement reflecting the Investment Manager’s fees earned and accrued during the previous month and the basis of their calculation (including, for the avoidance of doubt, identification of the amount of interest income, and the basis of its calculation).

CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

(b) Upon three Business Days’ notice to the RJO Global Trust, the Investment Manager or its agents shall have the right, during normal business hours, to have limited access to and to inspect and copy such books and records relating to the RJO Global Trust for purposes reviewing the number of investors, date investments are made and redeemed and amount of investments and redemptions. The Investment Manager shall not have access to identifying or other investor specific information.

5.	Investment Manager Fees.

(a) For the investment management services contemplated by this Agreement, the RJO Global Trust shall pay the Investment Manager a management fee (the “RPM Management Fee”) equal to *% of the month-end net asset value of all unit classes of the RJO Global Trust, calculated and paid monthly in arrears (a *% per annum rate).  For purposes of calculating the RPM Management Fee, the net asset value of all unit classes the RJO Global Trust shall be determined before reduction for any RPM Management Fees then being calculated and all other fees and expenses as of such month-end, and before giving effect to any subscriptions for units in the RJO Global Trust made as of the beginning of the month immediately following such month-end and to any distributions or redemptions accrued during or as of such month-end, as described in the Disclosure Document as of the date hereof.  The RPM Management Fee shall be prorated for any partial month during which this Agreement is in effect.  The RJO Global Trust shall remit the RPM Management Fee due the Investment Manager hereunder within 10 Business Days of the end of the month during which it was earned.

(b) The RJO Global Trust shall also pay the Investment Manager a performance fee (the “RPM Performance Fee”) equal to *% of the New Appreciation on New Assets only for each calendar quarter.

“New Appreciation” during each calendar quarter shall equal the amount by which the net asset value of the New Assets (without regard to any subscriptions for units that have occurred since the last RPM Performance Fee payment), prior to reduction for any accrued RPM Performance Fee, exceeds the RPM High Water Mark.   Interest income shall not be taken into account in calculating New Appreciation.

“New Assets” shall be assets contributed to the RJO Global Trust through subscriptions for units from the date of this Agreement and shall not include any assets already invested in the RJO Global Trust as of the date of this Agreement.  The RJO Global Trust shall issue a new class of units to track New Assets and to calculate and pay the RPM Performance Fee (the “New Units”).

 “RPM High Water Mark” shall be the net asset value of the New Assets as of the previous quarter-end when an RPM Performance Fee was last paid (or if no RPM Performance Fee has been paid, the net asset value of the New Assets as of the effective date of this Agreement). New Appreciation shall be determined prior to reduction for any accrued RPM Performance Fee, but after reduction for all other fees and expenses allocable to the New Assets (including the RPM Management Fee and management and incentive fees paid to the Trading Advisors) as of such quarter-end, as described in the Disclosure Document as of the date hereof

* Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

When New Units in the RJO Global Trust are redeemed, the RPM High Water Mark shall be reduced by the same percentage as the amount by which net asset value of New Units being redeemed bears to the then current net asset value of the New Assets as of the date of the redemption (without regard to subscriptions for New Units made as of the beginning of the month immediately following the date as of which the RPM Performance Fee is being calculated).  Similarly, should there be an RPM Performance Fee accrual at the time of a redemption of New Units occurring other than as of a quarter-end, a portion of such RPM Performance Fee shall be paid to the Investment Manager according to the proportion of that the net asset value of New Units being redeemed bears to the then current net asset value of the New Assets as of the date of the redemption.

The RJO Global Trust shall remit the RPM Performance Fee due the Investment Manager hereunder within 10 Business Days of the end of the calendar quarter during which such RPM Performance Fee was earned.

6.	Term and Termination.

This Agreement shall continue in effect for a period of one year, subject to annual renewal thereafter until otherwise terminated as provided herein.  This Agreement shall terminate upon the occurrence of any of the following: (a) upon thirty days’ prior written notice by any party to the other parties or (b) immediately, in the event  (i) of the suspension of all trading by a majority of the Trading Advisors for the Master Funds in which the RJO Global Trust invests; (ii) of the suspension or termination of any necessary license, approval or registration required of the parties to this Agreement;  (iii) of a declaration of bankruptcy or insolvency by any party to this Agreement or (iv) the Managing Member reasonably determines in its sole discretion it is necessary to do so under the terms of the Trust Agreement.  The termination of this Agreement shall in no respect extinguish the obligations of the RJO Global Trust for the payment of the Investment Manager’s fees earned or accrued prior to the effective date of such termination and the RPM Management Fee and RPM Performance Fee shall become due and payable as if the date of such termination were a month-end and calendar quarter-end.

7.	Independent Contractor Status of the Investment Manager.

For purposes of this Agreement, the Investment Manager shall be deemed to be an independent contractor and not an employee or dependent agent of the RJO Global Trust or the Managing Member.  Nothing in this Agreement shall be construed as making the RJO Global Trust or the Managing Member as a partner or co-venturer with the Investment Manager.  Except as provided in this Agreement, the Investment Manager shall have no authority to bind, obligate or represent the RJO Global Trust, the Managing Member or any NewCo Series, and shall be subject to none of the fiduciary duties of a manager, Member or officer in respect of the RJO Global Trust or any NewCo Series.

CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

8.	Right of Third Parties to Rely on the Power and Authority of the Investment Manager.

The acts of the Investment Manager relating to the subject matter of this Agreement in carrying out the business of the RJO Global Trust may be relied upon by any third party as binding upon the RJO Global Trust.

9.	Limitation of Liability and Indemnification.

(a) The Investment Manager shall not be liable to the RJO Global Trust or the Managing Member except for acts or omissions of the Investment Manager which constitute gross negligence or willful misconduct in the discharge of its duties hereunder or a material breach of this Agreement, and such act or omission was not done in good faith and in a manner the Investment Manager reasonably believed to be in, or not opposed to, the best interests of the RJO Global Trust.  Further, the Investment Manager shall not be liable to the RJO Global Trust or the Managing Member for its honest mistakes in judgment or for any action or inaction of any other agent of or service provider to the RJO Global Trust or any Master Fund, including any Trading Advisor, or their respective principals, employees or agents.  In no event shall the Investment Manager be liable for any Losses (as defined below) based upon, arising out of related to the operations of the RJO Global Trust prior to the effective date of this Agreement or for consequential damages, special or indirect damages, lost income, lost profits or loss of business opportunities in general.

(b) The RJO Global Trust shall indemnify, defend and hold harmless the Investment Manager and its Affiliates and their respective owners, principals, directors, officers, employees or agents (collectively, “Investment Manager Parties”) from and against any loss, claim, damages, liabilities (joint and several), costs and expenses (including any investigatory, legal and other fees and expenses), judgments and amounts paid in settlement  (collectively, “Losses”) to which an Investment Manager Party may become subject to based upon, arising out or otherwise related to: (i) the fact that the Investment Manager is or was the investment manager to the RJO Global Trust;  (ii) the Investment Manager’s actions or alleged actions or capacities relating to the business or activities of the RJO Global Trust; (iii) any activities or alleged activities of the RJO Global Trust or the Managing Member regardless of whether or not such activities or alleged activities relate to the Investment Manager; or (iv) any activity of any Trading Advisor, selling agent, broker or counterparty, whether to the RJO Global Trust, a NewCo Series, or a Master Fund; provided that the conduct of the Investment Manager did not constitute gross negligence or willful misconduct in the discharge of its duties under this Agreement, or a breach of any material term of this Agreement, and (ii) the Investment Manager  acted in good faith and in a manner the Investment Manager reasonably believed to be in, or not opposed to, the best interests of the RJO Global Trust.

(c) The Investment Manager shall indemnify, defend and hold harmless the RJO Global Trust from and against any Losses to which the RJO Global Trust may become subject to the extent such Losses are the direct result of the Investment Manager’s gross negligence or willful misconduct in the discharge of its duties under this Agreement or a breach of any material term of this Agreement by the Investment Manager.

CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

(d) The Managing Member shall indemnify, defend and hold harmless each Investment Manager Party from and against any Losses which any Investment Manager Party may incur based upon, arising out of or related to:  (i) the operation of the RJO Global Trust prior to the effective date of this Agreement, including, without limitation, any Losses based upon, arising out of or otherwise related to the offer and sale of units in the RJO Global Trust or the investment performance of the RJO Global Trust; or (ii) any material breach of any representation or warranty of the Managing Member set forth in this Agreement.

(e) The provisions of this Section 9 shall survive the termination of this Agreement.

(f) Nothing in this Section 9 shall in any way constitute a waiver or limitation of any rights which the RJO Global Trust may have under U.S. federal or state securities laws or other applicable Law or purport to indemnify the Investment Manager Parties to the extent (but only to the extent) that such indemnification would be inconsistent with U.S. federal or state securities laws or other applicable Law.

10.	Representations

(a) The RJO Global Trust represents and warrants to the other parties that:

(i)
it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, with full power and authority to enter into, and perform its obligations under, this Agreement and to conduct its business as described in this Agreement;

(ii)	the execution and delivery of this Agreement by the RJO Global Trust has been duly authorized and such performance will not breach any obligation binding upon the RJO Global Trust;

(iii)	this Agreement, when executed and delivered by the parties, will be binding on the RJO Global Trust enforceable in accordance with its terms;

(iv)
the RJO Global Trust is authorized to retain the Investment Manager to provide the services set out in this Agreement; and has obtained all necessary licenses, registrations, and regulatory approvals required under all jurisdictions in which offers or sales of units in the RJO Global Trust will be made;

(v)	The RJO Global Trust is a duly formed and validly existing series trust organized under the laws of the State of Delaware;

(vi)
the assets of the RJO Global Trust do not constitute “plan assets” for purposes of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

(vii)
the RJO Global Trust is not registered or required to be registered as an investment company under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”) and is not a company which has elected to be a business development company pursuant to Section 54 of the Investment Company Act and has not withdrawn its election; and

(viii)	the offer and sale of units in the RJO Global Trust has been and will be made in compliance with all applicable Laws.

(b) The Investment Manager represents and warrants to the other parties that:

(i)
it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, with full power and authority to enter into, and perform its obligations under, this Agreement and to conduct its business as described in this Agreement;

(ii)	the execution and delivery of this Agreement by the Investment Manager has been duly authorized and such performance will not breach of any obligation binding upon the Investment Manager;

(iii)	this Agreement, when executed and delivered by the parties, will be binding upon the Investment Manager enforceable in accordance with its terms;

(iv)	it has obtained all necessary licenses, registrations, and regulatory approvals required under all relevant jurisdictions.

(c) The Managing Member represents and warrants to the other parties that:

(i)
It is duly organized, validly existing and  in good standing under the laws of the jurisdiction of its formation, with full power and authority to enter into, and perform its obligations under, this Agreement and to conduct its business as described in this Agreement;

(ii)	the execution and delivery of this Agreement by the Managing Member has been duly authorized and such performance will not breach of any obligation binding upon the Managing Member;

(iii)	this Agreement, when executed and delivered by the parties, will be binding upon the Managing Member enforceable in accordance with its terms;

(iv)	it has obtained all necessary licenses, registrations, and regulatory approvals required under all relevant jurisdictions;

CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

(v)	it shall not allow any assets of the RJO Global Trust to constitute “plan assets” for purposes of ERISA or Section 4975 of the Code;

(vi)
the RJO Global Trust is not registered or required to be registered as an investment company under the Investment Company Act and is not a company which has elected to be a business development company pursuant to Section 54 of the Investment Company Act and has not withdrawn its election; and

(vii)	the offer and sale of units in the RJO Global Trust has and will be made in compliance with all applicable Laws.

(d) The foregoing representations and warranties shall be continuing during the term of this Agreement and any renewal thereof and if at any time any event shall occur which would make or tend to make any of the foregoing not true or incomplete, each party will promptly notify the other parties thereof.

11.	Confidentiality.

Each party acknowledges and agrees that, during the term of this Agreement, each party may have access to certain confidential and proprietary information of the other parties, including information regarding the Investment Manager’s selection and allocation strategies and the resulting investment selections and allocations that are made.  Such confidential information of such party may not be used in any way by any other party for its own private, commercial or marketing purposes or, directly or indirectly, disclosed to or discussed with any other Person, except those directors, officers, employees or agents of such party whose access to such information is reasonably necessary to enable such party to perform its services as contemplated under this Agreement and who agree to maintain the confidentiality of such information or unless required by Law.  Nothing contained herein shall require the Investment Manager to disclose to the RJO Global Trust or the Managing Member any proprietary elements of its allocation models or other proprietary information. The provisions of this Section 11 shall survive the termination of this Agreement.

12.	Assignment.

This Agreement may not be assigned by any party without the prior written consent of the other parties hereto.

13.	Amendment.

Except as otherwise provided herein, this Agreement may not be amended except by the written agreement of the parties.

14.	Waivers.

(a) No failure or delay by a party to this Agreement in exercising any right, power, privilege or remedy hereunder and no course of dealing between the parties to this Agreement shall impair or operate as a waiver thereof in whole or in part.  No single or partial exercise of any right, power, privilege or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy hereunder.  The rights, powers, privileges and remedies provided herein are cumulative and not exclusive of any rights, powers, privileges or remedies which a party to this Agreement would otherwise have.  Failure on the part of a party to complain of any act of the other or to declare the other in default under this Agreement, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights with respect to such default.

CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

(b) Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

15.	Binding Effect; Benefit; Third-Party Beneficiaries.

(a) This Agreement shall be binding upon and shall inure to the benefit of the RJO Global Trust, the Managing Member, the Investment Manager, all Investment Manager Parties and their respective estates, custodians, executors, administrators, legal representatives, heirs and permitted successors, transferees and assigns.

(b) Subject to Section 15(a), nothing contained in this Agreement, express or implied, shall confer any rights upon any Member or any Person not a party to this Agreement.

16.	Notices.

All notices required or desired to be delivered under this Agreement shall, except as otherwise provided herein, be delivered (a) personally, (b) by facsimile or e-mail communication, (c) by registered or certified mail, postage prepaid, return receipt requested, or (d) by recognized overnight courier service as follows:

If to the RJO Global Trust or the Managing Member: RJ O’Brien Fund Management, LLC 222 S. Riverside Plaza, Suite 900 Chicago, IL 60606 Email: Telephone: (888) 292-9399 Facsimile: (312) 373-4830	If to the Investment Manager: RPM Risk & Portfolio Management Aktiebolag Norrmalmstorg 16 SE-111 46 Stockholm Sweden E-mail: legal@rpm.se Telephone: +46-8-4070800 Facsimile: +46-8-4070801

All notices required or permitted under this Agreement which are addressed as provided in this Section 16, if delivered personally, faxed or e-mailed, shall be effective upon delivery; if delivered by recognized overnight courier, shall be effective one day after deposit with such courier, delivery charges prepaid; and if delivered by certified mail, shall be effective five days after deposit in the U.S. mail, postage prepaid.  A party may, from time to time, change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until such notice is actually received by the other party.

CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

17.	Regulatory Rules.

Subject always to the other provisions of this Agreement, the following provisions shall apply:

(a)           The Investment Manager is an investment firm (Sw. värdepappersbolag) pursuant to the Act and as such is regulated by the SFSA.

(b)           The Investment Manager has categorized the RJO Global Trust as a professional client (Sw. icke-professionell kund) (as defined in the Act) and the Investment Manager will provide its services hereunder on that basis.

(c)           The RJO Global Trust has the right to request that the Investment Manager categorize it as a retail client (Sw. icke-professionell kund) (as defined in the Act) either generally or in specific circumstances.

(d)           Nothing in this Agreement shall exclude or restrict any duty or liability to the RJO Global Trust which the Investment Manager may have under the Act or the rules or codes issued by the SFSA from time to time or any applicable laws or regulations.

18.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to any principles of conflict of laws that would result in the application of the substantive laws of any other jurisdiction.

19.	Consent to Jurisdiction.

The parties agree that any dispute arising out of this Agreement, whether by arbitration or otherwise, shall be resolved within the City of Chicago, State of Illinois.  Accordingly, each of the parties (a) submits to the exclusive jurisdiction of the federal and state courts located in the City of Chicago, State of Illinois; (b) agrees that any action or proceeding brought by a party to enforce any right to assert any claim in connection with this Agreement shall be commenced within the City of Chicago, State of Illinois; and (c) waives any objection that it may have at any time to the laying of venue of any dispute brought in any such court, any claim that such dispute has been brought in an inconvenient forum and any right to object, with respect to such dispute, that such court does not have jurisdiction over such party.

20.	Arbitration.

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled exclusively by arbitration administered by JAMS and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof in accordance with Section 19; provided, however, that a party may, without inconsistency with this arbitration provision, apply to any court and seek injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  The arbitration will be conducted in Chicago, Illinois by an arbitrator operating in accordance with the provisions of JAMS Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration.  The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction.  The fees and expenses of such arbitration shall be borne by the non-prevailing party, as determined by such arbitration.  Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the other parties.

CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

21.	Entire Agreement; Severability.

(a) This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and supersedes all prior agreements and understandings of the parties with respect hereto.

(b) In the event that any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, such provision shall be deemed modified to the minimum extent necessary so that such provision, as so modified, shall no longer be held to be invalid or unenforceable.  Any such modification, invalidity or unenforceability shall be strictly limited both to such provision and to such jurisdiction, and in each case to no other.  Furthermore, in the event of any such modification, invalidity or unenforceability, this Agreement shall be interpreted so as to achieve the intent expressed herein to the greatest extent possible in the jurisdiction in question and otherwise as set forth herein.  If such deemed modification or limitation will not have the desired effect, and provided the fundamental terms and objective of this Agreement are not altered, the provision shall no longer form part of this Agreement and the remaining provisions of this Agreement shall be unaffected thereby.

22.	Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

23.	Definitions.

For the purposes of this Agreement, the following terms shall have the meanings set forth below, unless and only to the extent that the context otherwise requires.  Capitalized terms used but not defined herein have the meanings set forth in the Disclosure Document.

“Act” means the Swedish Financial Markets Act (2007: 528) (Sw. lag om värdepappersmarknaden (2007:528)).

“Administrator” means NAV Consulting Inc. or such Person or Persons from time to time appointed as the administrator of the RJO Global Trust.

CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

“Affiliate” means, with respect to any Person, a Person controlling, controlled by or under common control with that Person, either directly or indirectly through one or more intermediaries.

“Agreement” means this Investment Management Agreement, as amended or supplemented from time to time.

“Business Day” means Monday through Friday of each week excluding federal holiday in the United States.

“Disclosure Document” means the Confidential Disclosure Document of the RJO Global Trust LLC, dated ___________, as updated or supplemented from time to time.

“Investment Manager Party” has the meaning given it in Section 9(b).

“Law” means any law, regulation (proposed, temporary or final), administrative rule or procedure, self-regulatory organization rule or interpretation, or exchange rule or procedure binding upon (as applicable in light of context) any party hereto.

“Master Fund” means each separately managed investment vehicle or account through which a NewCo Series conducts its trading activities.

“Member” means any person admitted as a member of the RJO Global Trust under the terms of the Trust Agreement.

 “Person” means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (or any agency or political subdivision thereof) or other entity having legal personality under the laws of any jurisdiction.

“SFSA” means the Swedish Financial Supervisory Authority (Sw. Finansinspektionen).

“Trust Agreement” means the Ninth Amended and Restated Declaration and Agreement of Trust of the RJO Global Trust, as amended from time to time and/or restated from time to time.

24.	Rules of Interpretation.

In this Agreement, unless inconsistent with the context or the contrary intention appears, a reference to:

(a)	“may” shall be construed as permissive;

(b)	a “notice” means written notice unless otherwise stated;

CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

(c)	“shall” shall be construed as imperative;

(d)	the singular includes the plural and vice versa;

(e)	the masculine includes the feminine and neuter respectively;

(f)	writing includes typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

(g)	any reference to a Law, agreement or a document shall be deemed also to refer to any amendment, supplement or replacement thereof;

(h)	whenever this Agreement refers to a number of days, such number shall refer to calendar days unless such reference specifies business days;

(i)
the term “and/or” is used herein to mean both “and” as well as “or.”  The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others.  “Or” shall not be interpreted to be exclusive, and “and” shall not be interpreted to require the conjunctive — in each case, unless the context otherwise requires;

(j)	the terms “include” and “including” are to be construed as non-exclusive (so that, by way of example and for the avoidance of doubt, “including” shall mean “including without limitation”);

(k)	headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to affect the meaning or interpretation hereof; and

(l)
no provision of this Agreement shall be construed in favor of or against any Person by reason of the extent to which any such Person, its Affiliates or their respective employees or counsel participated in the drafting thereof.

[Signature page follows.]

CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed in its name or on its behalf as of the date first above written.

RJO Global Trust By: RJO Fund Management, LLC Its: Managing Owner By: /s/ Julie M. DeMatteo Name: Julie M. DeMatteo Title: Managing Director
RJ O’Brien Fund Management, LLC By: /s/ Julie M. DeMatteo Name: Julie M. DeMatteo Title: Managing Director

RPM Risk & Portfolio Management Aktiebolag

By: /s/ Mikael Stenborn
Name:   Mikael Stenborn
Title:      CEO